UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2009

MARIPOSA RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-137481	06-1781911
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

11923 SW 37 Terrace, Miami, FL  33175
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 677-9456

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Events

Item 8.01 Other Events

On July 31, 2009, the Company entered into an Option to Enter Into a Joint Venture Agreement (the “Agreement”).  Under the terms of the Agreement, upon meeting its obligations under the Agreement, Mariposa will have the right to enter into a Joint Venture Agreement with USA Uranium (“USAU”), for the management and ownership of the Jack Creek Project, a mining project located in Elko County, Nevada.  The Company would earn an undivided 50% interest of the Project.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Nanuk Warman

Nanuk Warman, President